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                                                                   EXHIBIT 10.3


                                                                        12/13/97



                               SERVICES AGREEMENT


      This Services Agreement (this "Agreement") is made as of this ___ day of _________ 1998 (the "Effective Date"), by and between Omega Healthcare Investors, Inc., a Maryland corporation ("Omega"), and Omega Worldwide, Inc., a Maryland corporation ("Omega Worldwide").

      WHEREAS, Omega intends to consolidate its healthcare management business and international operations and assets into Omega Worldwide and distribute certain of the outstanding Common Stock of Omega Worldwide on a pro rata basis to the holders of the Common Stock of Omega and sell some of the outstanding Common Stock of Omega Worldwide to institutional investors; and

      WHEREAS, Omega Worldwide wishes to purchase and acquire from Omega certain administrative services, as more fully described in Exhibit A hereto (the "Services"), designed to assist Omega Worldwide in the cost-efficient administration of Omega Worldwide's corporate and business affairs, in the manner and pursuant to terms and conditions as more specifically described herein; and

      WHEREAS, Omega desires to provide or cause to be provided the Services specified in this Agreement under the terms and conditions specified herein.

       NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    Section 1. Disinterested Directors.

    As used herein, the term "Disinterested Directors" means the member(s) of Omega Worldwide's Board of Directors who are not, and are not associates of, a direct, indirect or beneficial stockholder, director, officer, employee or affiliate of Omega or any of its affiliates. For purposes of this Section, the terms "associate" and "affiliate" shall have the respective meanings given them in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.

    Section 2. Services.

          2.1 Subject to the terms of this Agreement, Omega shall render to Omega Worldwide those routine and ordinary Services listed on Exhibit A, attached hereto and made a part hereof. Omega Worldwide shall give Omega written notice of its intent to terminate any Service at least 10 days prior to the termination of the Service.







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       2.2   From  time to time, Omega Worldwide may desire additional services not specifically addressed in Exhibit A. The provision of any such additional services by Omega, and the amount of compensation therefor, shall, if material, be approved by a majority of the Disinterested Directors and the rates for such compensation shall be the rates which allow Omega to recover the direct cost for such services. For purposes of this subsection 2.2, the term "material" shall mean an amount expected to be equal to or in excess of $_________ in any calendar year.

       2.3 In providing the Services Omega shall not be obligated to (i) hire any additional employees; (ii) maintain the employment of any specific current Omega employee; (iii) purchase, please or license any additional equipment or software; or (iv) pay any costs related to the transfer or conversion of Omega Worldwide's data to Omega Worldwide or any alternate supplier of administrative services. Upon the termination of any of the Services, Omega Worldwide shall be obligated to return to Omega, as soon as practicable, any equipment or other property of Omega relating to the Services which is owned or leased by Omega and is or was in Omega Worldwide's possession or control.

       2.4 Omega Worldwide shall compensate Omega quarterly for Omega's costs for rendering such Services (including, without limitation, overhead expenses such as salary expenses, rent, heating and air conditioning, electricity, and other similar expenses). Omega's costs for providing the Services shall be determined at the end of each fiscal quarter by (i) dividing Omega Worldwide's assets at the end of such fiscal quarter by the sum of Omega's assets at the end of such fiscal quarter and Omega Worldwide's assets, and (ii) multiplying the quotient by the amount of Omega's overhead expenses.

       2.5 Omega shall bill Omega Worldwide within 30 days of the end of each fiscal quarter for the amount due to Omega for Services provided for such fiscal quarter. All such bills shall contain reasonable detail with respect to the calculation of the fee and shall be due 30 days after receipt. The failure of Omega Worldwide to pay any bill within 30 days of receipt shall result in Omega Worldwide owing Omega an additional handling charge equal to 1-1/4% per month of the amount due from the date due to the payment date.

    Section 3. Term.

    The initial term of this Agreement shall commence on the date hereof and shall extend through December 31, 1999 (the "Initial Term"). Thereafter, this Agreement shall be renewed for consecutive one (1) year terms (each, a "Renewal Term"), provided that Omega and Omega 4. Worldwide mutually consent to each such renewal not less than ninety (90) days prior to the end of the current term. A majority of the Disinterested Directors must approve each renewal of this Agreement and approve the compensation payable by Omega Worldwide during such Renewal Term for the Services.






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        Section 4. Confidentiality.

        Any and all information which is not generally known to the public which is exchanged between the parties in connection with this Agreement, whether of a technical or business nature, shall be considered to be confidential. The parties agree that confidential information shall not be disclosed to any third party or parties without the written consent of the other party. Each party shall take reasonable measures to protect against nondisclosure of confidential information by its officers and employees. Confidential information shall not include any information (i) which is or becomes part of the public domain, (ii) which is obtained from third parties who are not bound by confidentiality obligations, or (iii) which is required to be disclosed by law or the rules of any state or Federal regulatory agency, any national securities exchange or the NASDAQ National Market System. The provisions of this Section shall survive the termination of this Agreement.

        Section 5. Indemnification.

                5.1 Omega Worldwide shall indemnify, defend and hold Omega, and its directors, officers, and employees harmless from and against all damages, losses and out-of-pocket expenses (including fees) incurred by them in the course of performing the duties prescribed hereby, except for matters covered by subsection 8.2 hereof.

                5.2 Omega shall indemnify, defend and hold Omega Worldwide, its directors, officers and employees harmless from and against all damages, losses and out-of-pocket expenses (including fees) caused by or arising out of any willful misconduct or gross negligence in the performance of any obligation or agreement of Omega herein.

                5.3 Except as otherwise provided in subsection 8.2 hereof, Omega does not assume any responsibility under this Agreement other than to render the Services called for under this Agreement in good faith. Omega
Worldwide's  sole  remedy  on  account  of  the  failure  of Omega to render the
Services as and when required hereunder shall be to procure services elsewhere and to charge Omega the difference between the reasonable increased cost, if any, to procure new services, and the current cost to Omega Worldwide to procure Services under this Agreement.

       Section 6. Notices.

       All  notices,  requests,  demands,  waivers   and   other  communications
(hereafter "notices") required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given (i) at the time of delivery, if delivered by hand, (ii) on the date of termination, if sent by telegrams, telex or telecopy or (iii) three business days after mailing, if mailed registered or certified first- class mail, postage prepaid, return receipt requested. Notices shall be delivered or sent, as the case may be, to the following addresses or to such other addresses as the parties may hereafter designate by like notice similarly provided:






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       If to Omega Worldwide:  Omega Worldwide, Inc.
                               905 West Eisenhower Circle
                               Suite 101 Ann Arbor,
                               Michigan 48103
                               Attention: Chief Financial Officer

       If to Omega:            Omega Healthcare Investors, Inc.
                               905 West Eisenhower Circle
                               Suite 110 Ann
                               Arbor, Michigan 48103
                               Attention: Vice President and Secretary

       Section 7. Force Majeure.

       Anything else in this Agreement notwithstanding, Omega shall be excused from performance hereunder while, and to the extent that, its performance is prevented by fire, drought, explosion, flood, invasion, rebellion, earthquake, civil commotion, strike or labor disturbance, governmental or military authority, act of God, mechanical failure or any other event or casualty beyond the reasonable control of Omega , whether similar or dissimilar to those enumerated in this paragraph (hereafter a "Casualty"). In the event of a Casualty, Omega Worldwide shall be responsible for making its own alternative arrangements with respect to the interrupted Services.

       Section 8. Independent Contractor.

       The relationship of Omega to Omega Worldwide which is created hereunder is that of an independent contractor. This Agreement is not intended to created and shall not be construed as creating between Omega Worldwide and Omega the relationship of affiliate, principal and agent, joint venture, partnership, or any other similar relationship, the existence of which is hereby expressly denied.

       Section 9. Waiver, Amendment or Modification.

        No   waiver,  amendment or modification of this Agreement shall be valid unless in writing and duly executed by the party to be charged therewith.

       Section 10. Assignment; Third Party Beneficiaries.

       This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, each of their respective successors and permitted assigns, but may not be assigned by either party without the prior written consent of the other party, and no other persons shall have or derive any right,






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benefit or obligation hereunder.  Omega  shall not be liable to any third party in any way for any obligations or commitment pursuant to this Agreement or for any act or omission hereunder.

        Section 11. Headings.

        The headings and titles of the various paragraphs of this Agreement are inserted merely for the purpose of convenience, and do not expressly or by implication limit, define, extend or affect the meaning or interpretation of this Agreement or the specific terms or text of the paragraph so designated.

        Section 12. Severability.

        If any provision of this Agreement shall be held invalid by a court with jurisdiction over the parties to this Agreement, then and in that event such provision shall be deleted from the Agreement, which shall then be construed to give effect to the remaining provisions thereof. If any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then in that event, to the maximum extent permitted by law, such invalidity, illegality or enforceability shall not affect any other provisions of this Agreement or any other such instrument.

        Section 13. Counterparts.

        This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall be considered one and the same instrument.

        Section 14. Governing Law.

        Despite any different result required by any conflicts of law provisions, this Agreement shall be governed by the laws of the State of Maryland.

        Section 15. Entire Agreement.

        This Agreement, together with the Exhibits hereto, constitutes and sets forth the entire agreement and understanding of the parties pertaining to the subject matter hereof, and no prior or contemporaneous written or oral agreements, understandings, undertakings, negotiations, promises, discussions, warranties or covenants not specifically referred to or contained herein or attached hereto shall be valid and enforceable. No supplement, modification, termination in whole or in part, or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision hereof (whether or not similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.






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       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                   OMEGA HEALTHCARE INVESTORS, INC.



                                   By:_____________________________________
                                      Name:
                                      Title:




                                   OMEGA WORLDWIDE, INC.



                                   By:_____________________________________
                                      Name:
                                      Title:







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                                  EXHIBIT A

                       SERVICES TO BE PROVIDED BY OMEGA



1.       Corporate Accounting Services for:

         Payroll and related items; payment of operating expenses; payment of development costs; payment of mortgages and notes payable; collection of mortgages and notes receivable; payment of real estate, local privilege, sales, use, personal property taxes; over the counter deposits; cash management; investment of excess funds; coverage of controlled disbursement accounts; wire transfers in and out; bank account maintenance; bank account reconciliations; opening/closing of operating, security deposit, local depository and petty cash accounts; maintaining bank relationships; monitoring balances for bank compensation purposes; obtaining FEIN's; maintaining FEIN information; providing FEIN's to vendors and tenants; processing property insurance claims; maintenance of tax returns; labor allocations and related recoveries; travel and entertainment reimbursements; employee W-2's; tracking of pending deal expenses; tracking of relocation expenses; tracking of interviewing expenses; general accounting system maintenance; identification of ERISA issues; tracking benefit hours; tracking and paying wage garnishments and related orders; union reporting; dealing with investment houses for 401(k) plan; paying employee/employer match for 401(k); payroll bank account reconciliations; retirement plan discrimination tests; dealing with outside/tenant auditors for labor accounting; billing reports for employee insurance; dealing with taxing jurisdictions for state, federal and local employer taxes; dealing with payroll service bureau; dealing with insurance agency regarding employee/employer share of insurance payments; auto and equipment leasing; title and license propriety; taxable aspect of leased autos and gas; ad hoc reports concerning year-to-date overhead, projected overhead, direct payroll by company, department, etc.; corporate budget monitoring; maintenance of intercompany notes and related interest; workers' compensation billings and audits; head counts for fidelity bonds.

2.       Management Personnel Services for:

         Market evaluation; strategic and long range planning -- interfacing with leasing, operations and development to improve property performance; personnel training and development; strategic advertising for certain properties; property training seminars and conferences; collateral material resources; hiring and terminating property personnel; property purchasing, contracts, payables and receivables; planning and executing special events; advertising campaigns; public relations including crisis communications training and management; designing and executing visual displays; merchant communication and meetings.






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3.       Human Resources Services for:

         Coordination of recruitment (sourcing and interviewing) and staffing needs; temporary usage; outplacement; employee and labor relations including statutory compliance, affirmative action, workforce demographics and utilization and EEO -- charges and annual reporting requirements; compensation administration; office services; Human Resources Information Systems; development of employment policies and procedures; personnel administration -- processing of new hires, terminations, transfers, leaves of absence, and miscellaneous status changes; unemployment; workers compensation; employee assistance program; training and development including new employee orientation, supervisory skills and management development; employee relocation; health and welfare programs -- group health, dental, life insurance, disability, accidental death (AD&D), supplemental life insurance; qualified plans including 401(k) and cash balance; miscellaneous employee benefits -- tuition reimbursement, key employee medical; employee communications; desktop publishing; design and print material coordination.

4.       Operations Services for:

         Coordination of mail in/out and messenger/overnight mail; coordination of supply orders, copy services, records storage, facsimile services and office maintenance.

5.       Computer Services for:

         Bookkeeping; accounts payable and cash disbursement systems (including fraud control); cash management system; wire transfers; short-term investments; tax and regulatory reporting; auditor support; payroll and personnel related systems support; litigation management system; national retail reporting; capital projects system; telephone services and maintenance; telephone rate negotiation; telephone services consultation; configuring telephone systems for malls; mainframe computer operation and support; local area network and wide area network communications support; personal computer setup and distribution; personal computer maintenance and repair; hotline desk with hardware, commercial software and proprietary program support; training and orientation of new employees; advanced training; documentation support; volume purchase discounts; electronic mail for internal and external communications; broker communication support; maintenance of broker names and mailing addresses.

6.       Financial Reporting/Asset Accounting for:

         Training and staffing; hiring and reviews; general ledger review and maintenance; outside manager relations/recording/reporting; budget review and approval; cash/tax/GAAP variance analysis -- asset review; cash flow, income tax and GAAP projections; cash generated






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         analysis  and  reporting;  periodic  historical cash/tax/GAAP financial reporting;  audit  support; investor reporting; technical review of SEC
         filings   including   EDGAR  support; acquisition/disposition analysis,
         cutoff,  prorations, reports and reviews; depreciation and amortization
         lapsing  schedules;   profit   and   loss   calculations;  distribution
         allocations;  preference  return   calculations;   lender   statements;
         contingent interest reports; escalation billing statements/audits; maintenance of intercompany advances; maintenance of investment and capital account records.

7.       Legal Services for:

         Coordination of litigation of various forms; corporate and regulatory records and filings; legal aspects of operational issues and questions; equity offerings and debt financings; contract disputes; other miscellaneous matters.

8.       Insurance Services for:

         Claims  handling; processing property insurance claims; premiums/policy
         renewals;  loss  prevention  and   other  miscellaneous  administrative
         functions.






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